EXHIBIT 2




                           FIRST SUPPLEMENTAL INDENTURE


                   THIS FIRST SUPPLEMENTAL INDENTURE (the "First Supple-mental Indenture") is made as of the 25th day of November, 1996, between Trans Ocean Container Corporation, a Delaware corporation (the "Company"), and Fleet Bank, National
         Association, as trustee (the "Trustee").


                                     RECITALS


                   WHEREAS, the Company and the Trustee heretofore ex-ecuted and delivered an Indenture, dated as of June 20, 1994, (the "Indenture"); and

                   WHEREAS, pursuant to the Indenture, the Company is-sued and the Trustee authenticated and delivered $75,000,000 aggregate principal amount of the Company's 12 1/4% Senior Subordinated Notes due 2004 (the "Notes"); and

                   WHEREAS, the Company has become an indirect wholly-owned subsidiary of Transamerica Corporation, a Delaware cor-poration ("Transamerica"), upon the merger of Citation Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Transamerica ("Sub Corp"), with and into Trans Ocean Ltd., a Delaware corporation of which the Company is a wholly-owned direct subsidiary ("TOL"), pursuant to the Agreement and Plan of Merger, dated as of July 24, 1996, as amended, by and among Transamerica, TOL, Sub Corp, Greer M. Arthur, Marvin D. Dennis, in his individual capacity and as trustee, and Nancy A. Dennis, as trustee; and

                   WHEREAS, Section 9.02 of the Indenture provides that with the consent of the Holders of at least a majority in ag-gregate principal amount of the outstanding Notes (the "Requi-site Consents"), the Indenture may be supplemented to effect certain amendments (the "Proposed Amendments") to the Indenture; and

                   WHEREAS, the Company has obtained the Requisite Con-sents to supplement the Indenture to effect the Proposed Amend-ments; and

                   WHEREAS, this First Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company;

                   NOW, THEREFORE, the Company hereby covenants and agrees with the Trustee for the equal and proportionate benefit of all Holders of the Notes, as follows:





                   SECTION I. Amendments. The Indenture is hereby amended by deleting Sections 7.04, 8.01, 10.09, 10.11, 10.12,
         10.13, 10.14, 10.15, 10.16, 10.17, 10.18, 10.19, 10.20 and
         10.21 thereof in their respective entireties and deleting all references to such Sections in the Indenture. The Company is hereby released from its obligations under Sections 7.04, 8.01, 10.09, 10.11, 10.12, 10.13, 10.14, 10.15, 10.16, 10.17, 10.18,
         10.19, 10.20 and 10.21 of the Indenture and failure to perform any of such obligations shall no longer be deemed to be an Event of Default under the Indenture.

                   SECTION II. Effect of First Supplemental Indenture. Upon the execution and delivery of this First Supplemental In-denture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this First Supplemen-tal Indenture shall form a part of the Indenture for all pur-poses, and every Holder of Notes heretofore or hereafter au-thenticated and delivered under the Indenture shall be bound thereby; provided, however, that Section I hereof shall become operative upon the satisfaction (or waiver by the Company) of the General Conditions, as such term is defined in the Consent Solicitation Statement, dated November 14, 1996, that was pro-vided to Holders of Notes in connection with the Company's So-licitation of consents by such Holders to the Proposed Amend-ments.

                   SECTION III. Indenture Remains in Full Force and Ef-fect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

                   SECTION IV. Indenture and First Supplemental Inden-ture Construed Together. This First Supplemental Indenture is an indenture supplemental to and in implementation of the In-denture, and the Indenture and this First Supplemental Inden-ture shall henceforth be read and construed together.

                   SECTION V. Confirmation and Preservation of Inden-ture. The Indenture as supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

                   SECTION VI. Conflict with Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Inden-ture Act or another provision which is required or deemed to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such provision or re-quirement shall control.

                   SECTION VII. Separability Clause. In case any pro-vision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforce-ability of the remaining provisions shall not in any way be affected or impaired thereby.





                   SECTION VIII. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

                   SECTION IX. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                   SECTION X. Benefits of First Supplemental Indenture, Etc. Nothing in this First Supplemental Indenture, the Inden-ture or the Notes, express or implied, shall give to any Per-son, other than the parties hereto and thereto and their suc-cessors hereunder and thereunder and the Holders of Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Notes.

                   SECTION XI. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Com-pany and the Trustee shall bind their respective successors and assigns.

                   SECTION XII. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

                   SECTION XIII. Certain Duties and Responsibilities of the Trustee. In entering into this First Supplemental Inden-ture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

                   SECTION XIV. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflicts of laws principles thereof).

                   SECTION XV. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall to-gether constitute but one and the same instrument.





                   IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                       TRANS OCEAN CONTAINER CORPORATION




                                       By: /s/ Edward T. Mann
                                       Title: Vice President and Treasurer



         Attest:



               /s/ Harold B. Aspis
         Title: Secretary




                                       FLEET NATIONAL BANK, as Trustee



                                       By: /s/ Steven Cimalore
                                       Title: Vice President